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                                                                   EXHIBIT 10.29




                               APACHE CORPORATION

                   NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN

                   As Amended and Restated December 12, 1997


                                    PURPOSE

         The purpose of the Non-Employee Directors' Compensation Plan (the "PLAN") is to set forth certain of the compensation arrangements for members of the board of directors (the "BOARD") of Apache Corporation ("APACHE") who are not also employees of Apache ("NON-EMPLOYEE DIRECTORS"). The Plan supersedes the Directors' Deferred Compensation Plan; however, all elections previously made thereunder shall remain in effect in respect of the Plan. The Plan does not supersede or amend in any way any other arrangements relating to Non-Employee Directors including specifically, without limitation, the Equity Compensation Plan for Non-Employee Directors, the Outside Directors' Retirement Plan, indemnification provisions of Apache's charter or bylaws, or policies with respect to reimbursement of expenses.


                                PLAN PROVISIONS

         1. BOARD RETAINER. Each Non-Employee Director shall be paid, as soon as practicable following accrual, the Board retainer fees set forth below:

                 (a) $5,000.00 shall be paid to each Non-Employee Director at the end of each calendar quarter during which such Non-Employee Director served as a member of Apache's Board ("CASH RETAINER FEE");

                 (b) $2,500.00 in value of Apache common stock, par value $1.25 per share ("STOCK"), shall be paid from Apache's treasury shares to each Non-Employee Director at the end of each calendar quarter during which such Non-Employee Director served as a member of Apache's Board ("STOCK RETAINER FEE"). The number of shares of Stock shall be determined by dividing $2,500.00 by the per share closing price of the Stock as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System (the "Composite Tape") as of the trading day prior to the last trading day of the relevant calendar quarter, with any fractional shares to be paid to the director in cash; and

                 (c) In the event that a Non-Employee Director serves as a member of Apache's Board for less than an entire calendar quarter, the fees payable pursuant to Sections 1 (a) and (b) hereof shall be prorated on the basis of the number of weeks served during such calendar quarter.
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         2.      COMMITTEE RETAINERS.  Each Non-Employee Director serving on any committee of Apache's Board shall be paid, as soon as practicable, the committee retainer fee ("COMMITTEE RETAINER FEE") set forth below:

                 (a) $500.00 shall be paid to each Non-Employee Director at the end of each calendar quarter in respect of each committee on which such Non-Employee Director served during such quarter;

                 (b) $1,000.00 shall be paid to each Non-Employee Director at the end of each calendar quarter in respect of each committee on which such Non-Employee Director served as chairperson during such quarter; and

                 (c) In the event that a Non-Employee Director serves on any committee of Apache's Board and/or as chairperson of any committee of Apache's board for less than an entire calendar quarter, the fees payable pursuant to Sections 2 (a) and (b) hereof shall be prorated on the basis of number of weeks served during such calendar quarter.

         3. ATTENDANCE FEES. Each Non-Employee Director shall receive an attendance fee ("ATTENDANCE FEE") of $1,000.00 for each meeting of the Board and of any committee thereof attended, such fee to be paid at each such meeting or as soon thereafter as practicable.

         4.      OPTIONAL DEFERRAL OF FEES.

                 (a) DEFERRABLE FEES. A Non-Employee Director may defer all or any portion of any unpaid Cash Retainer Fee, Stock Retainer Fee, Committee Retainer Fee, and Attendance Fee, all of which are paid to Non-Employee Directors with respect to their services performed as a director on the Board ("DEFERRABLE FEES"). No other payments to Non-Employee Directors may be deferred including, without limitation, any expense reimbursement, any award under Apache's Equity Compensation Plan for Non-Employee Directors or benefits payable under Outside Directors' Retirement Plan.

                 (b) FORM OF DEFERRAL. Any Cash Retainer Fees and Committee Retainer Fees may be deferred in the form of cash or in the form of Stock. Any Stock Retainer Fees may be deferred only in the form of Stock. Any Attendance Fees may be deferred only in the form of cash. Any Cash Retainer Fees, Stock Retainer Fees and/or Committee Retainer Fees which are deferred in the form of Stock by a Non-Employee Director shall not be issued until such deferral is terminated; however, Apache shall at all times have reserved from its treasury shares for issuance pursuant hereto to deferring Non-Employee Directors a number of shares at least equal to the number of shares of Stock issuable pursuant to the terms of the Plan.

                 (c) NUMBER OF SHARES. For any Cash Retainer Fees, Stock Retainer Fees and/or Committee Retainer Fees deferred in the form of Stock, the number of shares of Stock shall be determined by dividing the amount of such fees by the per share closing price of the Stock as reported on the Composite Tape as of the trading day prior to the last trading day of the relevant calendar quarter, with any fractional shares to be deferred in the form of cash.




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                 (d)      ELECTION TO DEFER.  A Non-Employee Director's
         election to defer ("ELECTION") all or any portion of Deferrable Fees shall be effected by execution of a Directors' Deferred Compensation Agreement between the participating director and Apache ("AGREEMENT"), a copy of the form of which is attached hereto as Exhibit A. An Agreement must be executed by the deferring Non-Employee Director and provided to Apache's Corporate Secretary on or before December 31 of the year prior to the year for which deferral is elected. Once executed, an Agreement shall be irrevocable with respect to the year made, the form of deferral, and the Deferrable Fees designated for deferral (the "DEFERRED COMPENSATION"), and shall remain in effect with respect to all subsequent years until the Agreement is terminated or amended. All elections to defer Deferrable Fees previously made in respect of the Directors' Deferred Compensation Plan shall constitute valid Elections in respect of the Plan. Upon full or partial termination of deferral by a Non-Employee Director, the cash and/or Stock shall be paid and/or issued to such Non-Employee Director pursuant to the terms of such Non-Employee Director's Agreement.

                 (e) TERMINATION OR MODIFICATION OF ELECTION. Any termination of an Election shall be made in writing and provided to Apache's Corporate Secretary on or before December 31 of the year prior to the year for which the termination is to be effective. Any modification or amendment of an Election shall be made by executing a new Agreement which shall supersede any previous Agreement. Such new Agreement must be executed by the deferring Non-Employee Director and provided to Apache's Corporate Secretary on or before December 31 of the year prior to the year for which the amended Election is to be effective. Upon termination or modification of an Election, all Deferred Compensation payable to the Non-Employee Director terminating or modifying the Election shall be paid in accordance with the provisions of such Non-Employee Director's then effective Agreement, as modified or amended.

                 (f) DIVIDENDS AND INTEREST; NO VOTING. All Deferrable Fees deferred in the form of and payable in Stock which are deferred by a Non-Employee Director shall accrue dividends denominated in the cash value thereof as if such Stock were issued and outstanding as and when dividends are payable in respect of such Stock. All Deferrable Fees deferred in the form of and payable in cash which are deferred by a Non-Employee Director, plus all previously accrued dividends and interest, shall accrue interest at the end of each calendar quarter or as of and through the date of payment of Deferred Compensation, as appropriate. The rate of interest per diem shall equal (i) the annual rate of interest earned by Apache's short-term marketable securities portfolio, or (ii) an equivalent index or market rate for similar investments in short-term marketable securities, divided by the number of days elapsed in the relevant period. Non-Employee Directors shall have no right to vote any Stock which constitutes Deferred Compensation prior to the date on which share certificates representing such Stock are issued.

                 (g) MEMORANDUM ACCOUNT. Apache will maintain a separate Deferred Compensation memorandum account ("MEMORANDUM ACCOUNT") for each deferring Non-Employee Director. All Deferred Compensation and accrued dividends and interest accumulated in each Memorandum Account will be classified in the same category as other unsecured creditors and accounts payable of Apache, and neither the deferring Non-Employee Director nor his or her beneficiary or estate shall have any property interest whatsoever in any specific assets of Apache. All distributions from a Memorandum Account of Deferred





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         Compensation deferred in the form of cash, and of accrued interest and dividends, shall be paid in cash, and all distributions from a Memorandum Account of Deferred Compensation deferred in the form of Stock shall be made by issuance of shares of Stock.

                 (h) TERMINATION OF DIRECTORSHIP. Upon retirement or other termination of a Non-Employee Director's directorship with Apache, or on a date specifically designated in a Non-Employee Director's Agreement, any balance in such Non-Employee Director's Memorandum Account shall be paid in cash and/or Stock, as applicable,
         (a) in a lump sum, or (b) in annual installments over a ten-year period (or over such shorter period as designated in the deferring Non-Employee Director's Agreement) beginning with the first business day of the calendar year immediately following retirement or other termination of such Non-Employee Director's directorship.

                 (i) ASSIGNMENT AND TRANSFER. The right of the deferring Non-Employee Director or any other person to receive payments under the Plan shall not be assigned, transferred, pledged or encumbered, except by will or by the laws of descent and distribution. Upon the death of a deferring Non-Employee Director, any balance remaining in such Non-Employee Director's Memorandum Account at the time of death shall be paid in cash and/or Stock, as applicable, in a lump sum to his or her designated beneficiary or, if there is no designated beneficiary, to his or her estate as soon as practicable after such Non-Employee Director's death.

                 (j) ADJUSTMENTS IN STOCK. In the event of any merger, consolidation, liquidation, dissolution, recapitalization or reorganization of Apache, split, subdivision or consolidation of shares of Stock, the payment of a stock dividend, or any other material change in Apache's capital structure, the number of shares of Stock shown in each deferring Non-Employee Director's Memorandum Account shall be adjusted to reflect that number of shares of Stock or such cash, securities or other property to which such Non-Employee Director would have been entitled if, immediately prior thereto, such Non-Employee Director had been the holder of record of the number of shares of Stock shown in the Memorandum Account. Notwithstanding the foregoing, the issuance by Apache of Stock, rights, options or warrants to acquire Stock, or securities convertible or exchangeable into Stock in consideration of cash, property, labor or services, whether or not for fair value, shall not result in an adjustment pursuant to this paragraph.

         5. AMENDMENT OF PLAN. The Plan may be amended from time to time or terminated by vote of the Board. Upon such amendment or termination, Non-Employee Directors shall not be entitled to receive pursuant to the Plan any compensation or other rights or benefits not accrued hereunder prior to the time of amendment or termination hereof; provided, however, that no such Plan amendment or termination shall impair any rights of Non-Employee Directors to amounts previously accrued pursuant to the Plan or accumulated in such Non-Employee Director's Memorandum Account.

         6. SUCCESSORS AND ASSIGNS. The Plan is binding upon Apache and its successors and assigns. The Plan shall continue in effect from year to year unless and until revoked by the Board. Any such revocation shall operate only prospectively and shall not affect the rights and obligations under elections previously made.





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         7.      DEFINED TERMS.  Except when otherwise indicated by the
context, the definition of any term herein in the singular shall also include the plural, and the masculine gender shall also include the feminine gender.

         8. GOVERNING LAW. The Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

December 12, 1997

ATTEST:                                         APACHE CORPORATION



/s/ Cheri L. Peper                              /s/ Daniel L. Schaeffer
-----------------------------                   --------------------------------
Cheri L. Peper                                  Daniel L. Schaeffer
Corporate Secretary                             Vice President, Human Resources





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                                                                       EXHIBIT A



                               APACHE CORPORATION
                   DIRECTOR'S DEFERRED COMPENSATION AGREEMENT


THIS DIRECTOR'S DEFERRED COMPENSATION AGREEMENT is made this ___ day of December, 1997 between Apache Corporation, a Delaware corporation ("Apache"), and [NAME] (the "Non-Employee Director"), pursuant to the terms of the Apache Corporation Non-Employee Directors' Compensation Plan (the "Plan"). All terms used but not defined herein shall have the meanings ascribed thereto in the Plan.

WITNESSETH, that the parties hereto hereby agree as follows:

1. DEFERRALS. The indicated percentages of the following fees payable to the Non-Employee Director will be deferred in the succeeding calendar year, and from year-to-year thereafter until this Agreement is terminated or amended, and will be credited to the Non-Employee Director's Memorandum Account as of the dates such fees, as appropriate, are regularly paid:

         (a)     Cash Retainer Fees
                 _____ percent of all accrued; deferred in the form of [ ] cash or [ ] Stock.

         (b)     Stock Retainer Fees
                 _____ percent of all accrued; deferred in the form Stock.

         (c)     Committee Retainer Fees
                 _____ percent of all accrued; deferred in the form of [ ] cash or [ ] Stock.

         (d)     Attendance Fees
                 _____ percent of all accrued; deferred in the form of cash.

2. MEMORANDUM ACCOUNT. All amounts deferred in the form of cash and/or Stock pursuant to the Plan, together with dividends and interest provided for in Section 4(f) of the Plan, will be accumulated in the Non-Employee Director's Memorandum Account. The Non-Employee Director, his or her beneficiary, and all amounts accumulated in the Non-Employee Director's Memorandum Account will be classified in the same category as other unsecured creditors and accounts payable of Apache.

3. TIME OF PAYMENT. Payments in cash and/or issuances of shares of Stock from the Non-Employee Director's Memorandum Account are to be made (check one):

         [ ] upon retirement or other termination as a director of Apache, or

         [ ]     on ________________, ______.  (indicate specific date)





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4.       MANNER OF PAYMENT.  Payments from the Non-Employee Director's
         Memorandum Account are to be made (check one):

         [ ]     in cash and/or Stock, as applicable, in a lump sum, or

         [ ] in cash and/or Stock, as applicable, in annual installments over a ten-year period beginning with the first business day of the calendar year immediately following retirement or other termination as a director of Apache or, alternatively, the date specified in Section 3 hereof, or

         [ ] in cash and/or Stock, as applicable, in annual installments over a ______-year period beginning with the first business day of the calendar year immediately following retirement or other termination as a director of Apache or, alternatively, the date specified in Section 3 hereof.

5. DIVIDENDS/INTEREST DURING INSTALLMENT PERIODS. Dividends/interest provided for in Section 4(f) of the Plan will continue to accrue on the remaining balances in the Non-Employee Director's Memorandum Account during any installment periods.

6. NON-ASSIGNABILITY. The right to receive payments under the Plan is non-assignable (except as set forth in Section 7 hereof), may not be transferred, and is not subject to attachment or levy for any debts of the Non-Employee Director.

7.       DESIGNATED BENEFICIARY.  The Non-Employee Director hereby designates


               -------------------------------------------------
                 (Please Print Name and Relationship or "N/A")

as beneficiary to receive any balance remaining in the Non-Employee Director's Memorandum Account at the time of the Non-Employee Director's death. If the Non-Employee Director is married as of the date of this Agreement and the beneficiary designated above is not the Non-Employee Director's spouse, the Non-Employee Director's spouse must consent to such designation by signing the "Consent to Beneficiary Designation" set out below. At the time of the Non-Employee Director's death, any balance remaining in the Non-Employee Director's Memorandum Account will be paid in cash and/or Stock, as applicable, in a lump sum to the Non-Employee Director's designated beneficiary or, if there is no designated beneficiary, to the Non-Employee Director's estate.

8. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

         (a) If to Apache, to Apache Corporation at its principal place of business at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 (Attention: Office of the Secretary) or at such other address as may have been furnished to the Non-Employee Director in writing by Apache; or

         (b) If to the Non-Employee Director, at the address indicated below the Non-Employee Director's signature, or at such other address as may have been furnished to Apache by the Non-Employee Director.

Any such notice shall be deemed to have been given as of the second day after deposit in the United States Postal Service, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.





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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

IN PRESENCE OF:



----------------------------            ----------------------------------------
Witness                                 [NAME]
                                        Non-Employee Director



                                        ----------------------------------------
                                        Social Security Number



                                        ----------------------------------------
                                        Address



                                        ----------------------------------------
                                        City, State, Zip Code


ATTEST:                                 APACHE CORPORATION


                                        By:
----------------------------                    --------------------------------
Cheri L. Peper                                  Daniel L. Schaeffer
Corporate Secretary                             Vice President, Human Resources


             CONSENT TO BENEFICIARY DESIGNATION IN SECTION 7 ABOVE

         I understand that if the Non-Employee Director designates a beneficiary other than his or her spouse, the spouse must consent to such designation. I hereby consent to the beneficiary designated in Section 7 of this Agreement.



----------------------------                ------------------------------------
Date                                        Signature of Spouse





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